Exhibit 4.3
Reliance Steel & Aluminum Co.

Omnibus Amendment No. 2
Dated as of February 28, 2006
to:
1996 Note Purchase Agreement
1997 Note Purchase Agreement
1998 Note Purchase Agreement
and
2003 Note Purchase Agreement
Each as described herein

Omnibus Amendment No. 2
     This Omnibus Amendment No. 2, dated as of February 28, 2006 (the “Omnibus Amendment No. 2”), to each of the Outstanding Agreements (as defined below) is among Reliance Steel & Aluminum Co., a California corporation (the “Company”), and each of the institutions which is a signatory to this Omnibus Amendment No. 2 (collectively, the “Noteholders”).
Recitals:
     A. The Company and the Noteholders have heretofore entered into the various Note Purchase Agreements described on the attached Schedule A (collectively, the “Outstanding Agreements”), pursuant to which the Company issued its Notes as described on said Schedule A (collectively, the “Notes”). The Notes which are presently outstanding are hereafter referred to as the “Outstanding Notes.”
     B. The Company and the Noteholders now desire to amend the Outstanding Agreements in the respects, but only in the respects, hereinafter set forth.
     C. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Outstanding Agreements as amended by this Omnibus Amendment No. 2 unless herein defined or the context shall otherwise require.
     D. All requirements of law have been fully complied with and all other acts and things necessary to make this Omnibus Amendment No. 2 a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.
     Now, therefore, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Omnibus Amendment No. 2 set forth in Section 3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:
Section 1. Amendments.
     Section 1.1. Section 7.1(e) of each of the Outstanding Agreements shall be and is hereby amended by changing the reference to “$5,000,000” set forth therein to “$15,000,000”.
     Section 1.2. Section 9.6(b) of each of the Outstanding Agreements shall be and is hereby amended by adding the following sentence immediately following the last sentence of such Section:
     “Notwithstanding the foregoing, neither EMJ Subsidiary nor any of its Subsidiaries shall be required to deliver a Subsidiary Guaranty; except that, upon the earlier of (i) the Credit Agreement

Guaranty Date and (ii) the EMJ Indenture Release Date, the Company shall cause EMJ Subsidiary and its Material Subsidiaries, if any, to execute the Subsidiary Guaranty in accordance with this Section 9.6.”
     Section 1.3. Sections 10.2(a) and (d) of each of the Outstanding Agreements shall be and are hereby amended in their entirety to read as follows:
     “(d) Debt of a Restricted Subsidiary in addition to that permitted by Sections 10.2 (a), (b), (c) and (e), provided that on the date the Restricted Subsidiary incurs or otherwise becomes liable with respect to any such additional Debt and immediately after giving effect thereto and the concurrent retirement of any other Debt, (1) no Default or Event of Default exists and (2) the total amount of all Debt of Restricted Subsidiaries (other than Debt permitted by Sections 10.2(a) and (e)) plus all Debt of the Company secured by Liens permitted by Section 10.5(l) does not exceed 10% of Consolidated Net Worth; and
* * * *
     Notwithstanding anything to the contrary set forth in this Section 10.2 or in Section 10.5(l), prior to the Indenture Release Date, (i) all Debt of EMJ Subsidiary and its Subsidiaries owing to the Company or any Restricted Subsidiary of the Company (except as provided in clause (ii) of this paragraph) shall not be permitted under (or included within) Section 10.2(a) and shall be subject to, and permitted to be incurred only within the limitations of, Section 10.2(d) and shall be included in any determination pursuant to Section 10.5(l); (ii) loans and advances by EMJ Subsidiary to its Subsidiaries and loan and advances by Subsidiaries of EMJ to EMJ Subsidiary or another Subsidiary of EMJ Subsidiary shall not be restricted by this Section 10.2 or Section 10.5(l) and shall be excluded from any determination pursuant to Section 10.2(d) or Section 10.5(l), and (iii) Debt evidenced by the EMJ Notes shall be excluded from any determination pursuant to Section 10.2(d) or Section 10.5(l).
     Section 1.4. Section 10.5 of each of the Outstanding Agreements shall be and is hereby amended by amending (i) Section 10.5(i) by inserting the phrase “, including in the case of EMJ Subsidiary and its Subsidiaries, Liens granted pursuant to the EMJ Indenture and related documents on substantially all of their properties (including after acquired property);” immediately following the phrase “so acquired” in the last line of such clause, and (ii) Section 10.5(k) in it entirety to read as hereinafter set forth and by the addition of a new Section 10.5(l) immediately following Section 10.5(k) which shall read as follows:

     “(k) Liens securing the Life Insurance Policy Loans; and
     (l) other Liens not otherwise permitted by paragraphs (a) through (k), securing Debt of the Company or any Restricted Subsidiary, provided that the total amount of all Debt of Restricted Subsidiaries (other than Debt permitted by Sections 10.2(a) and (e) and, prior to the EMJ Indenture Release Date, the EMJ Notes) plus all Debt of the Company secured by Liens permitted by this paragraph (l) does not exceed 10% of Consolidated Net Worth; provided that prior to the EMJ Indenture Release Date, the provisions of this paragraph (l) shall not limit loans or advances by any Subsidiary of EMJ Subsidiary to EMJ Subsidiary or another Subsidiary of EMJ Subsidiary.”
     Section 1.5. Section 10.6 of each of the Outstanding Agreements shall be and is hereby amended to read in its entirety as follows:
“Except for the limitations set forth in the EMJ Indenture and any related documents as in effect on the EMJ Merger Effective Date, the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any agreement which would restrict any Restricted Subsidiary’s ability or right to pay dividends to, or make advances to or Investments in, the Company or, if such Restricted Subsidiary is not directly owned by the Company, the “parent” Subsidiary of such Restricted Subsidiary.
The Company will not permit EMJ Subsidiary to enter into any amendment or modification of the EMJ Indenture which adds any financial covenant or any other additional covenants or restrictions on the business of EMJ Subsidiary or any of its Subsidiaries. In addition, prior to the EMJ Indenture Release Date, the Company will not, and will not permit any of its Restricted Subsidiaries (excluding EMJ Subsidiary and its Subsidiaries), to directly or indirectly:
     (a) merge or consolidate with or into EMJ Subsidiary or its Subsidiaries (other than the Merger);
     (b) Transfer any of its assets to any EMJ Subsidiary or its Subsidiaries;
     (c) make any capital contribution or purchase any of the capital stock of EMJ Subsidiary or any of its Subsidiaries except for the purchase of EMJ Subsidiary capital stock pursuant to the EMJ Merger Agreement; or

(d) Guaranty or assume any obligation or Debt of EMJ Subsidiary or its Subsidiaries, except such obligations assumed by the Company and its Subsidiaries pursuant to the EMJ Merger Agreement.”
     Section 1.6. The first ten lines of the first paragraph of Section 10.8 of each of the Outstanding Agreements shall be and is hereby amended in its entirety to read as follows:
     “The Company will not, and will not permit any of its Restricted Subsidiaries to, consolidate with or merge with or into any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person (except that, subject to the limitations set forth in Section 10.6, a Restricted Subsidiary of the Company may (x) consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, the Company or another Restricted Subsidiary of the Company, (y) convey, transfer or lease all of its assets in compliance with the provisions of Section 10.7, and (z) merge with any other Person so long as the survivor shall be a Restricted Subsidiary and at the time of such merger described in this clause (z) and after giving effect thereto such Restricted Subsidiary could be designated as a Restricted Subsidiary in accordance with Section 10.11), provided that the foregoing restriction does not apply to the consolidation or merger of the Company with, or the conveyance, transfer or lease of substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:”
     Section 1.7. Section 11(j) of each of the Outstanding Agreements shall be and is hereby amended by changing each reference to “$5,000,000” set forth therein to “$15,000,000”.
     Section 1.8. The definition of “Asset Disposition” set forth in Schedule B to each of the Outstanding Agreements shall be and is hereby amended in its entirety to read as follows:
     “Asset Disposition” means any Transfer except:
(a) any
     (1) Transfer from a Restricted Subsidiary to the Company or a Wholly-Owned Restricted Subsidiary;
     (2) Transfer from the Company to a Wholly-Owned Restricted Subsidiary; and

     (3) Transfer from the Company to a Restricted Subsidiary (other than a Wholly-Owned Restricted Subsidiary) or from a Restricted Subsidiary to another Restricted Subsidiary, which in either case is for Fair Market Value, so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto (except in the case of Transfers among EMJ Subsidiary and its Subsidiaries occurring before the EMJ Indenture Release Date), no Default or Event of Default exists and the Company would be permitted to incur at least $1.00 of additional Funded Debt under the provisions of Section 10.1 owing to a Person other than a Restricted Subsidiary; and
     (b) any Transfer made in the ordinary course of business and involving only property that is either (1) inventory held for sale or (2) equipment, fixtures, supplies or materials that are obsolete.
     Section 1.9. The definition of “Credit Agreement” set forth in Schedule B to each of the Outstanding Agreements shall be and is hereby amended in its entirety to read as follows:
“Credit Agreement” means that certain Credit Agreement dated as of October 24, 2001 among the Company, RSAC Management Corp., Bank of America, N.A., as administrative agent and the other financial institutions party thereto, as replaced by that certain Credit Agreement dated as of June 13, 2005 among the Company, RSAC Management Corp., Bank of America, N.A., as administrative agent and the other financial institutions party thereto as amended (or any credit facility entered into in replacement thereof, including, without limitation, any resulting increase in the principal amount thereof, as may be amended, restated or replaced from time to time).
     Section 1.10. The definition of “Current Debt” set forth in Schedule B to each of the Outstanding Agreements shall be and is hereby amended by the addition thereto of a new sentence which shall read as follows:
“Loans made by the Company or any Restricted Subsidiary to the Company or to a wholly owned Restricted Subsidiary shall not constitute Current Debt.”
     Section 1.11. The definition of “Debt” set forth in Schedule B to each of the Outstanding Agreements shall be and is hereby amended by adding the following sentence immediately following this last paragraph of such definition:
“Notwithstanding the foregoing, (i) Life Insurance Policy Loans shall not constitute Debt so long as (1) such obligations are nonrecourse to the Company, EMJ Subsidiary and their respective Subsidiaries, (2) each EMJ COLI policy is owned by EMJ

Subsidiary and has EMJ Subsidiary as its sole beneficiary, (3) the aggregate amount of such obligations outstanding thereunder at any time does not exceed the cash surrender value of the EMJ COLI policies at such time, (4) the proceeds of such loans incurred after the EMJ Merger Effective Date are not used for any purpose other than to pay the premiums, taxes and expenses related to the EMJ COLI policies, and (ii) if the EMJ Notes shall have been defeased and shall no longer appear as a liability on the balance sheet of the Company prepared in accordance with GAAP, then the EMJ Notes shall not constitute Debt.”
     Section 1.12. Schedule B to each of the Outstanding Agreements shall be and is hereby amended by adding the following definitions thereto:
“Credit Agreement Guaranty Date” means the date on which EMJ Subsidiary or any of its Subsidiaries shall guaranty Debt outstanding under the Credit Agreement or become a co-obligor under the Credit Agreement.
“EMJ COLI” shall mean those certain life insurance policies obtained in 1984, 1985 and 1986 by Kilsby-Roberts Holding Co. (“KR”) from Phoenix Mutual Life Insurance Company covering participants in the KR employee stock ownership plan and certain other KR executives, owned by EMJ Subsidiary, each of which policies has EMJ Subsidiary as its sole beneficiary.
“EMJ Indenture” shall mean that certain Indenture dated as of May 22, 2002, by and between EMJ Subsidiary and the Bank of New York, a New York banking corporation, relating to the EMJ Notes.
“EMJ Indenture Release Date” means the earlier of (i) the date on which the EMJ Notes are no longer outstanding under the EMJ Indenture, or (ii) December 31, 2007.
“EMJ Merger Agreement” shall mean the Agreement and Plan of Merger dated January 17, 2006 by and among the Company, the EMJ Subsidiary and RSAC Acquisition Corp.
“EMJ Merger Effective Date” shall mean the effective date of the Merger.
“EMJ Notes” shall mean $250,000,000 aggregate principal amount of 9.75% Senior Secured Notes due 2012 of EMJ Subsidiary.

“EMJ Subsidiary” shall mean before the Merger, Earle M. Jorgensen, a Delaware corporation, and, on and after the EMJ Merger Effective Date, RSAC Acquisition Corp., a Delaware corporation, the surviving corporation following the EMJ Merger Effective Date, which is expected to change its name to “Earle M. Jorgensen Company” and become a wholly-owned Restricted Subsidiary of the Company.
“Life Insurance Policy Loans” means obligations in respect of money borrowed by EMJ Subsidiary against the available cash surrender value of any EMJ COLI policy in accordance with the terms of such policy, which obligations shall be non recourse to the Company, EMJ Subsidiary and their respective Subsidiaries.
“Merger” means the merger of Earle M. Jorgensen Company, a Delaware corporation, with and into RSAC Acquisition Corp., a Delaware corporation which shall then become EMJ Subsidiary in accordance with EMJ Merger Agreement.
Section 2. Representations, Warranties and Agreements of the Company.
     Section 2.1. To induce the Noteholders to execute and deliver this Omnibus Amendment No. 2, the Company represents and warrants to the Noteholders (which representations and warranties shall survive the execution and delivery of this Omnibus Amendment No. 2) that:
     (a) this Omnibus Amendment No. 2 has been duly authorized, executed and delivered by it and this Omnibus Amendment No. 2, and each of the Outstanding Agreements as amended by this Omnibus Amendment No. 2, constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;
     (b) the execution, delivery and performance by the Company of this Omnibus Amendment No. 2 (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its articles of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2.1(b);

(c) as of the date hereof and after giving effect to this Omnibus Amendment No. 2, no Default or Event of Default under any of the Outstanding Agreements has occurred which is continuing; and
     (d) the Lien of the Security Agreement referred to in Section 9.6 of the Outstanding Agreements has been released and the Security Agreement referred to therein is no longer in effect.
Execution and delivery by the Company of this Omnibus Amendment No. 2 constitutes the certification by the Company that the foregoing representations and warranties are true and correct on and with respect to the date hereof.
Section 3. Conditions to Effectiveness of This Omnibus Amendment No. 2.
     Section 3.1. This Omnibus Amendment No. 2 shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:
     (a) executed counterparts of this Omnibus Amendment No. 2, duly executed by the Company and the Required Holders of the Outstanding Notes under each Outstanding Agreement, shall have been delivered to the Noteholders;
     (b) executed counterparts of the First Amendment to Credit Agreement dated as of February 16, 2006, executed by the Company and RSAC Management Corp. and Bank of America, N.A. and the other financial institutions named therein, shall have been delivered to the Noteholders and shall be satisfactory in form and substance to the holders of the Notes;
     (c) the representations and warranties of the Company set forth in Section 2 hereof are true and correct on and with respect to the date hereof and the execution and delivery by the Company of this Omnibus Amendment No. 2 shall constitute certification of the same; and
     (d) on the effective date of this Omnibus Amendment No. 2 the Company shall have paid a fee to each Noteholder in an amount equal to seven and one-half basis points (0.075%) of the outstanding principal amount of the Notes held by such Noteholder.
Upon receipt of all of the foregoing, this Omnibus Amendment No. 2 shall become effective.
Section 4. Payment of Noteholders’ Counsel Fees and Expenses.
     Section 4.1. The Company agrees to pay upon demand, the reasonable fees and expenses of Chapman and Cutler LLP, counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this Omnibus Amendment No. 2.

Section 5. Miscellaneous.
     Section 5.1. This Omnibus Amendment No. 2 shall be construed in connection with and as part of each of the Outstanding Agreements, and except as modified and expressly amended by this Omnibus Amendment No. 2, all terms, conditions and covenants contained in each of the Outstanding Agreements and each of the Outstanding Notes are hereby ratified and shall be and remain in full force and effect.
     Section 5.2. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Omnibus Amendment No. 2 may refer to the Outstanding Agreements without making specific reference to this Omnibus Amendment No. 2 but nevertheless all such references shall include this Omnibus Amendment No. 2 unless the context otherwise requires.
     Section 5.3. The descriptive headings of the various Sections or parts of this Omnibus Amendment No. 2 are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.
     Section 5.4. This Omnibus Amendment No. 2 shall be governed by and construed in accordance with New York law.
     Section 5.5. This Omnibus Amendment No. 2 may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.
[Signature Pages Follow]

     In Witness Whereof, the parties hereto have executed and delivered this Omnibus Amendment No. 2 as of the date first written above

Reliance Steel & Aluminum Co.

By	/s/ Karla Lewis
Name: Karla Lewis
Title: Executive Vice President and
Chief Financial Officer

Accepted as of the date Omnibus written above:

Allstate Life Insurance Company
(as Noteholder under the 1997 Note Purchase Agreement and the 1998 Note Purchase Agreement)

By	/s/ Robert B. Bodett

Name: Robert B. Bodett

By	/s/ Jerry Zinkula

Name: Jerry Zinkula
Authorized Signatories

Allstate Life Insurance Company Of New York
(as Noteholder under the 2003 Note Purchase Agreement)

By	/s/ Robert B. Bodett

Name: Robert B. Bodett

By	/s/ Jerry Zinkula

Name: Jerry Zinkula
Authorized Signatories

Accepted as of the date Omnibus written above:

American Investors Life Insurance Company
(as Noteholder under the 1998 Note Purchase Agreement and the 2003 Note Purchase Agreement)

By:	AmerUs Capital Management Group, Inc.,
its authorized attorney in fact

By	/s/ Roger D. Fors

	Name:	Roger D. Fors
Vice President — Private Placements

AmerUS Life Insurance Company
(as Noteholder under the 2003 Note Purchase Agreement)

By:	AmerUs Capital Management Group, Inc.,
its authorized attorney in fact

By	/s/ Roger D. Fors

	Name:	Roger D. Fors
Vice President — Private Placements

Accepted as of the date Omnibus written above:

Berkshire Life Insurance Company of America
(as Noteholder under the 1998 Note Purchase Agreement)

By	/s/ Ellen I. Whittaker

	Name:	Ellen I. Whittaker
Director — Fixed Income Investments

Fort Dearborn Life Insurance Company
(as Noteholder under the 2003 Note Purchase Agreement)

By:	Guardian Investor Services LLC

By	/s/ Ellen I. Whittaker

	Name:	Ellen I. Whittaker
Director — Fixed Income Investments

The Guardian Insurance & Annuity Company, Inc.
(as Noteholder under the 2003 Note Purchase Agreement)

By	/s/ Ellen I. Whittaker

	Name:	Ellen I. Whittaker
Director — Fixed Income Investments

The Guardian Life Insurance Company of America
(as Noteholder under the 2003 Note Purchase Agreement)

By	/s/ Ellen I. Whittaker

	Name:	Ellen I. Whittaker
Director — Fixed Income Investments

Accepted as of the date Omnibus written above:

Connecticut General Life Insurance Company
(as Noteholder under the 1998 Note Purchase Agreement)

By:	Cigna Investments, Inc. (authorized agent)

By	/s/ Deborah B. Wiacek

	Name:	Deborah B. Wiacek
Managing Director

Life Insurance Company of North America
(as Noteholder under the 1998 Note Purchase Agreement)

By:	Cigna Investments, Inc. (authorized agent)

By	/s/ Deborah B. Wiacek

	Name:	Deborah B. Wiacek
Managing Director

Accepted as of the date Omnibus written above:

CUNA Mutual Life Insurance Company
(as Noteholder under the 1996 Note Purchase Agreement)

By:	MEMBERS CAPITAL ADVISORS, INC.
Its Investment Advisor

By	/s/ John Petchler

	Name:	John Petchler
Sr. Vice President, Managing
Director — Investments

Accepted as of the date Omnibus written above:

Hartford Life Insurance Company
(as Noteholder under the 1998 Note Purchase Agreement and the 2003 Note Purchase Agreement)

By: Hartford Investment Management
Company (successor in interest Hartford Investment Services, Inc.)
As Agent and Attorney in Fact

By	/s/ Ronald Mendel

	Name:	Ronald Mendel
Managing Director

Accepted as of the date Omnibus written above:

John Hancock Life Insurance Company
(as Noteholder under the 1998 Note Purchase Agreement and the 2003 Note Purchase Agreement) formerly John Hancock Mutual Life Insurance Company

By	/s/ Stacey P. Argretelis

	Name:	Stacey P. Argretelis
Director

John Hancock Reassurance Company Ltd.
(as Noteholder under the 1998 Note Purchase Agreement)

By	/s/ Stacey P. Argretelis

	Name:	Stacey P. Argretelis
Authorized Signatory

John Hancock Variable Life Insurance Company (as Noteholder under the 1998 Note Purchase Agreement and the 2003 Note Purchase Agreement)

By	/s/ Stacey P. Argretelis

	Name:	Stacey P. Argretelis
Authorized Signatory

Signature 7 L.P. (as Noteholder under the 2003 Note Purchase Agreement)

By:	John Hancock Life Insurance Company
As Portfolio Advisor

By	/s/ Stacey P. Argretelis

	Name:	Stacey P. Argretelis
Authorized Signatory

Accepted as of the date Omnibus written above:

Massachusetts Mutual Life Insurance Company (as Noteholder under the 1996 Note Purchase Agreement, the 1997 Note Purchase Agreement and the 1998 Note Purchase Agreement)

By:	Babson Capital Management LLC, as Investment Advisor

By	/s/ Elizabeth A. Perenick

	Name:	Elizabeth A. Perenick
Managing Director

Accepted as of the date Omnibus written above:

The Northwestern Mutual Life Insurance Company
(as Noteholder under the 1998 Note Purchase Agreement)

By	/s/ David A. Barras

	Name:	David A. Barras
Its Authorized Representative

Accepted as of the date Omnibus written above:

Oceanport & Co.
(as Noteholder under the 1998 Note Purchase Agreement)

By	/s/ Bart Woodson

	Name:	Bart Woodson
Officer

Accepted as of the date Omnibus written above:

Teachers Insurance and Annuity Association of America
(as Noteholder under the 1998 Note Purchase Agreement and the 2003 Note Purchase Agreement)

By	/s/ Loren S. Archibald

	Name:	Loren S. Archibald
Managing Director

Accepted as of the date Omnibus written above:

Transamerica Occidental Life Insurance Company
(as Noteholder under the 1996 Note Purchase Agreement)

By	/s/ Allen R. Cantrell

	Name:	Allen R. Cantrell
Vice President

Accepted as of the date Omnibus written above:

The Union Central Life Insurance Company
(as Noteholder under the 1998 Note Purchase Agreement)

By	/s/ David M. Weisenburger

Name: David M. Weisenburger
Title: Managing Director, Fixed Income

Accepted as of the date Omnibus written above:

United of Omaha Life Insurance Company
(as Noteholder under the 1996 Note Purchase Agreement)

By	/s/ Curtis R. Caldwell

Name: Curtis R. Caldwell
Title: Vice President

Consent to Omnibus Amendment No. 2
     The undersigned hereby acknowledges receipt of a counterpart original of, and consents to, the foregoing Omnibus Amendment No. 2 dated as of February ___, 2006.
     The undersigned hereby ratifies and confirms in all respects its obligations under its Subsidiary Guaranty in favor of the holders of the Notes.
     This Consent to Omnibus Amendment No. 2 is furnished for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the undersigned, and the undersigned understands and intends that the Noteholders will rely on the foregoing and that the undersigned will be legally bound by the foregoing. This Consent to Omnibus Amendment No. 2 shall inure to the benefit of the Noteholders and their respective successors and assigns.
     In Witness Whereof, the undersigned has executed and delivered this Consent to Omnibus Amendment No. 2 as of February ___, 2006, pursuant to proper authority duly granted.

[Subsidiary Guarantors]

By
Its

Schedule A
Outstanding Agreements and Outstanding Notes
1.	The Note Purchase Agreement dated November 1, 1996 among the Company and each of the institutional investors listed therein, as amended by that certain First Amendment dated September 15, 1997, that certain Amendment No. 2 to Note Purchase Agreements dated as of July 1, 2003 and that certain Omnibus Amendment dated as of June 13, 2005 (as amended, the “1996 Note Purchase Agreement”) pursuant to which the Company issued its 7.08% Senior Notes, Series A, due January 2, 2004, its 7.21% Senior Notes, Series B, due January 2, 2005, its 7.31% Senior Notes, Series C, due January 2, 2007 and its 7.37% Senior Notes, Series D, due January 2, 2009.

		Principal Amount of
Noteholder	Series	Outstanding Notes
Transamerica Occidental Life Insurance Company	C	$8,000,000
CUNA Mutual Life Insurance Company	C	$3,000,000
MetLife Investors USA Insurance Company	C	$2,000,000
Nationwide Life Insurance Company	C	$4,000,000
United of Omaha Life Insurance Company	C	$3,000,000
Massachusetts Mutual Life Insurance Company	D	$7,000,000
Massachusetts Mutual Life Insurance Company	D	$3,000,000
2.	The Note Purchase Agreement dated September 15, 1997 among the Company and each of the institutional investors listed therein, as amended by that certain Amendment No. 1 to Note Purchase Agreements dated as of July 1, 2003 and that certain Omnibus Amendment dated June 13, 2005 (as amended, the “1997 Note Purchase Agreement”) pursuant to which` the Company issued its 6.76% Senior Notes, Series E, due January 2, 2002, its 7.04% Senior Notes, Series F, due January 2, 2006 and its 7.08% Senior Notes, Series G, due January 2, 2008.

		Principal Amount of
Noteholder	Series	Outstanding Notes
Allstate Life Insurance Company	G	$15,000,000
Massachusetts Mutual Life Insurance Company	G	$15,000,000

3.	The Note Purchase Agreement dated October 15, 1998 among the Company and each of the institutional investors listed therein, as amended by that certain Amendment No. 1 to Note Purchase Agreements dated as of July 1, 2003 and that certain Omnibus Amendment dated June 13, 2005 (as amended, the “1998 Note Purchase Agreement”) pursuant to which the Company issued its 6.23% Senior Notes, Series H, due October 15, 2005, 6.37% Senior Notes, Series I, due October 15, 2006, 6.52% Senior Notes, Series J, due October 15, 2008 and 6.70% Senior Notes, Series K, due October 15, 2010.

		Principal Amount of
Noteholder	Series	Outstanding Notes
American Investors Life Insurance Company	I	$7,000,000
Life Insurance Company of North America	I	$3,000,000
Connecticut General Life Insurance Company	I	$6,000,000
Oceanport & Co.	I	$3,000,000
The Union Central Life Insurance Company	I	$5,000,000
Teachers Insurance and Annuity Association of America	J	$5,000,000
Allstate Life Insurance Company	J	$10,000,000
Hartford Life Insurance Company	J	$5,000,000
Hartford Life Insurance Company	J	$5,000,000
Berkshire Life Insurance Company of America	K	$3,000,000
John Hancock Life Insurance Company	K	$2,000,000
John Hancock Reassurance Company Ltd.	K	$500,000
John Hancock Life Insurance Company	K	$10,500,000
John Hancock Life Insurance Company	K	$5,000,000
John Hancock Life Insurance Company	K	$12,500,000
John Hancock Variable Life Insurance Company	K	$1,500,000
John Hancock Life Insurance Company	K	$3,000,000
Massachusetts Mutual Life Insurance Company	K	$8,600,000
Massachusetts Mutual Life Insurance Company	K	$1,400,000

		Principal Amount of
Noteholder	Series	Outstanding Notes
The Northwestern Mutual Life Insurance Company	K	$30,000,000
4.	The Note Purchase Agreement dated July 1, 2003 among the Company and each of the institutional investors listed therein, as amended by that certain Omnibus Amendment dated June 13, 2005 (the “2003 Note Purchase Agreement”) pursuant to which the Company issued its 4.87% Senior Secured Notes, Series L, due July 1, 2011 and 5.35% Senior Secured Notes, Series M, due July 1, 2013.

		Principal Amount of
Noteholder	Series	Outstanding Notes
Teachers Insurance and Annuity Association of America	L	$30,000,000
John Hancock Variable Life Insurance Company	L	$5,000,000
John Hancock Life Insurance Company	L	$3,000,000
Fort Dearborn Life Insurance Company	L	$2,500,000
The Guardian Insurance & Annuity Company, Inc.	L	$2,500,000
Hartford Life Insurance Company	L	$5,000,000
Allstate Life Insurance Company of New York	L	$3,000,000
Allstate Life Insurance Company of New York	L	$6,000,000
Allstate Life Insurance Company of New York	L	$3,000,000
Teachers Insurance and Annuity Association of America	M	$30,000,000
John Hancock Variable Life Insurance Company	M	$10,000,000
John Hancock Life Insurance Company	M	$7,000,000
The Guardian Life Insurance Company of America	M	$5,000,000
The Guardian Life Insurance Company of America	M	$5,000,000
The Guardian Life Insurance Company of	M	$2,000,000

		Principal Amount of
Noteholder	Series	Outstanding Notes
America
Hartford Life Insurance Company	M	$10,000,000
AmerUS Life Insurance Company (AmerUS Capital Management)	M	$3,000,000
American Investors Life Insurance Company	M	$1,000,000
Signature 7 L.P.	M	$2,000,000